Exhibit 99.1

Seritage Growth Properties Announces Comprehensive Review of Strategic Alternatives

Announces Edward Lampert’s Retirement from the Board

New York – March 1, 2022 - Seritage Growth Properties (NYSE:SRG) (the “Company” or “Seritage”), a national owner and developer of 170 residential, retail and mixed-use properties, today announced that its Board of Trustees has commenced a process to review a broad range of strategic alternatives to enhance shareholder value. The Company will continue to evaluate its balance sheet strategy and corporate structure to optimize the outcome of such review.

Andrea Olshan, the Company’s President and Chief Executive Officer, noted, “The Board and management believe that there is an ongoing disconnect between the Company’s stock price and net asset value. The portfolio, which consists of 170 properties with distinct and diverse business plans and significant value creation opportunities, generally falls into the categories of cash flowing multitenant retail and triple net pad sites, residential development land, and large mixed use master planned developments. The opportunities for these underlying assets are extremely strong, and we believe that embarking on this process represents the most efficient way to unlock the full potential of this portfolio. We are committed to exploring a variety of opportunities to pull forward this value and deliver it to Seritage shareholders in the near-term.”

Ms. Olshan continued, “In the last year, we have been laser focused on executing our strategy to further enhance the value of Seritage’s assets. This includes diversifying our tenant base with high quality tech office, life sciences and medical tenants while improving rents and credit quality, pursuing densification opportunities and entitling properties for their highest and best use. Our successful implementation of this strategy at UTC and Aventura demonstrates the strength and diversity of the portfolio and exemplifies the type of development execution and value creation currently underway at Seritage. As the Board conducts its review, we remain open-minded to pursuing the right value maximizing alternatives while delivering on our business plans to drive shareholder value.”

The Board has created a Special Committee (the “Special Committee”) of the Company’s Board of Trustees to oversee the process. The Special Committee has retained Barclays as its financial advisor. Seritage is in the early stages of the strategic review process and the Company’s current intention is not to disclose or comment on interim developments with respect to the process. There can be no assurance that the review process will result in any transaction or any strategic change at this time.

The Company also today provided an update with respect to its Board of Trustees. Edward Lampert, Chair of the Seritage Board, is retiring from the Board effective immediately.

“It has been a privilege to serve as Chair of the Seritage Board since 2015,” said Mr. Lampert. “I have always believed in the potential of Seritage and agree that its stock price is currently significantly undervalued.”

Mr. Lampert continued, “I encourage and support the Board’s efforts to explore and pursue strategic alternatives to enhance shareholder value. I have decided to retire to allow additional time to focus on my other investments and to provide me with greater flexibility to explore alternatives for my investment in Seritage, which could include participating with parties that may be interested in acquiring certain of the Company’s assets and trading shares in open market transactions.”

“On behalf of our shareholders and the Board, I want to express my deep appreciation to Eddie for his contributions to Seritage,” said Ms. Olshan. “As Chair of our Board, he challenged us to find creative ways to manage and redevelop our portfolio, sharing management’s focus on increasing shareholder value.”

In addition, David Fawer and Thomas Steinberg have informed the Company that they do not intend to seek reelection to the Board at Seritage’s 2022 Annual Shareholder meeting in order to focus on other professional obligations. The Board is conducting a search to identify additional Board candidates who would further enhance the Board’s investment and transaction experience.

About Seritage Growth Properties
Seritage is principally engaged in the ownership, development, redevelopment, management and leasing of diversified and mixed-use properties throughout the United States. As of September 30, 2021, the Company’s portfolio consisted of interests in 170 properties comprised of approximately 10.0 million square feet of GLA or build-to-suit leased area (approximately 8.0 million at share), approximately 4.0 million of which is held by unconsolidated entities (approximately 2.0 million at share), approximately 600 acres held for or under development and approximately 10.0 million square feet of GLA or approximately 850 acres to be disposed of.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. Factors that could cause or contribute to such differences include, but are not limited to: declines in retail, real estate and general economic conditions; the impact of ongoing negative operating cash flow on the Company’s ability to fund operations and ongoing development; the impact of the COVID-19 pandemic on the business of the Company’s tenants and the Company’s business, income, cash flow, results of operations, financial condition, liquidity, prospects, ability to service the Company’s debt obligations and ability to pay dividends and other distributions to shareholders; competition in the real estate and retail industries; the risks inherent in a review of strategic alternatives, risks relating to redevelopment activities and potential acquisition or disposition of properties; failure to achieve expected occupancy and/or rent levels within the projected time frame or at all; contingencies to the commencement of rent under leases; the Company’s historical exposure to Sears Holdings and the effects of Sears Holdings’ previously announced bankruptcy filing; the litigation filed against the Company and other defendants in the Sears Holdings adversarial proceeding pending in bankruptcy court; the terms of the Company’s indebtedness and availability or sources of liquidity, including the Company’s ability to access or obtain sufficient sources of financing to fund its liquidity needs and economic conditions that may affect the cost of borrowing; environmental, health, safety and land use laws and regulations; restrictions with which the Company is required to comply in order to maintain REIT status and other legal requirements to which the Company is subject; risks and costs associated with volatility in commodity and labor prices or as a result of supply chain or procurement disruptions; and the Company’s relatively limited operating history as an independent public company. For additional discussion of these and other applicable risks, assumptions and uncertainties, see the “Risk Factors” and forward-looking statement disclosure contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2020 and any subsequent quarterly reports on Form 10-Q. While the Company believes that its forecasts and assumptions are reasonable, the Company cautions that actual results may differ materially. The Company intends the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

Contacts:

Investor Contact:
Seritage Growth Properties
Investor Relations
(212) 355-7800

Media Contact:
Jon Keehner / Andrew Siegel
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449